Exhibit 99.8

PRELIMINARY COPIES - SUBJECT TO COMPLETION

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.		For	Against	Abstain

1.	To adopt the agreement and plan of merger, dated as of May 7, 2017 (as amended from time to time, the “merger agreement”), by and among Care Capital Properties, Inc. (“CCP”), Sabra Health Care REIT, Inc., PR Sub, LLC (“Merger Sub”), Care Capital Properties, LP and Sabra Health Care Limited Partnership and approve the merger of CCP with and into Merger Sub and the other transactions contemplated by the merger agreement.	☐	☐	☐

		For	Against	Abstain
2.

To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to CCP’s named executive officers that is based on or otherwise relates to the merger, as discussed in the joint proxy statement/prospectus under the heading “The Merger-Interests of CCP Directors and Executive Officers in the Merger,” including the table entitled “Golden Parachute Compensation” and accompanying footnotes.

		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

		For	Against	Abstain

3.	To approve the adjournment of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of such adjournment to approve such proposal	☐	☐	☐

NOTE: THE PROXIES NAMED IN THE PROXY CARD ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)/Title	Date

0000341329_1    R1.0.1.15

02     0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting & Joint Proxy Statement/Prospectus are available at www.proxyvote.com

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CARE CAPITAL PROPERTIES, INC. Special Meeting of Stockholders August XX, 2017 at X:XX Local Time This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby apoints Raymond J. Lewis and Lori B. Wittman, and each of them, as proxies with full power of substitution and re-substitution, for and in the name of the under signed, to vote all shares of common stock of Care Capital Properties, Inc., which the undersigned would be entitled to vote if personalyl present at the Special Meeting of Stockholders to be held at X:XX, local time on August XX, 2017, at 191 North Wacker Drive, Conference Center (10th Floor), Chicago, Illinois 60606, and at any adjournment or postponement thereof, upon the matters described in the acompaniying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment or postponement thereof. Said proxies are directed to vote on matters described in the Notice of Special Meeting and Joint Proxy Statement/Prospectus as indicated on the reverse side hereof. When properly executed, this Proxy will be voted as directed, but if no direction is indicated, this Proxy will be voted FOR Proposals 1, 2 and 3.

Continued and to be signed on reverse side

0000341329_2    R1.0.1.15